Exhibit 10.52

SECOND AMENDMENT TO STANDARD INDUSTRIAL NET LEASE

This SECOND AMENDMENT TO STANDARD NET INDUSTRIAL LEASE (this “Second Amendment”) is entered into as of the 10th day of October, 2014, by and between AGP SORRENTO BUSINESS COMPLEX, LP, a Delaware limited partnership (“Landlord”), as successor-in-interest to SORRENTO BUSINESS COMPLEX, a California limited partnership (“Original Landlord”) and AETHLON MEDICAL, INC., a Nevada corporation (“Tenant”).

W I T N E S S E T H:

A. Original Landlord and Tenant entered into that certain Standard Industrial Net Lease dated September 28, 2009, as amended by that certain First Amendment to Standard Industrial Net Lease dated October 4, 2011 (collectively, the “Original Lease”), wherein Tenant leased from Original Landlord Suite 109 consisting of approximately 1,667 rentable square feet (the “Original Premises”) in the building located at 11585 Sorrento Valley Road, San Diego, California (the “Building”).

B. The Original Lease, First Amendment and this Second Amendment are hereinafter collectively referred to as the “Lease”.

C. Tenant’s Lease is scheduled to expire on October 31, 2014.

D. Landlord and Tenant now desire to renew the Lease Term and to otherwise modify the Lease, as provided herein.

E. Unless otherwise defined herein, all capitalized terms shall have the same meanings given to such terms in the Lease.

NOW, THEREFORE, for and in consideration of the mutual terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

a g r e e m e n t:

1. Extended Lease Term. The Lease Term shall be extended for a period of twelve (12) months (the “Extended Term”) commencing on November 1, 2014 (“New Commencement Date”) and expiring on October 31, 2015 (the “New Expiration Date”).

2. Minimum Monthly Rent. The Minimum Monthly Rent for the Premises during the Extended Term shall be as follows:

Lease Term	Annual Rent	Monthly Rent
November 1, 2014 – October 31, 2015	$47,009.40	$3,917.45

3. Condition of Premises. Tenant hereby agrees to accept the Premises in its “as-is” condition and Tenant hereby acknowledges that Landlord shall not be obligated to provide or pay for any work or services related to the improvement of the Premises. Tenant also acknowledges that Landlord has made no representation or warranty regarding the condition of the Premises.

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4. Address for Notice. The notice address for Landlord set forth in the Basic Lease Terms, Section 1.1 of the Lease shall be deleted in its entirety and replaced with the following:

If to Landlord:

AGP SORRENTO BUSINESS COMPLEX, LP
c/o Parallel Capital Partners, Inc.
10188 Telesis Court, Ste. 222
San Diego, CA 92121
Attn: Matthew Root

5. Tenant’s Insurance. In accordance with Section 9.2(c) of the Lease, Tenant’s Insurance shall be revised to include AGP Sorrento Business Complex, LP and Parallel Capital Partners, Inc., as “Additional Insureds” and named as “Loss Payees”.

6. Lease Status. Tenant hereby represents and warrants to Landlord that there are no offsets or credits against Minimum Monthly Rent nor has any Minimum Monthly Rent been paid in advance. Further, Tenant agrees that there are no existing claims or causes of action against Landlord arising out of the Lease, nor are there any existing defenses which Tenant has against the enforcement of the Lease by Landlord.

7. Ratification. It is understood and agreed that the Lease is ratified, affirmed and in full force and effect, and has not been modified, supplemented or amended in any way, except as herein provided. In the event of any inconsistency between the terms of the Lease and this Second Amendment, the terms of this Second Amendment shall prevail. All references in the Lease to “this Lease” shall be deemed references to the Lease, as modified by the Second Amendment.

8. Authority. The parties and all persons signing for the parties below represent to each other that this Second Amendment has been fully authorized and no further approvals are required.

9. Brokers. Each party represents and warrants to the other that no other brokers except Brian Starck and Brant Aberg of Cassidy Turley (“Landlord’s Broker”) and Steve Holland and grant Schoneman of Jones Lang LaSalle (“Tenant’s Broker”), or agent or finder negotiated or was instrumental in negotiating or consummating this Second Amendment. Each party further agrees to defend, indemnify and hold harmless the other party from and against any claim for commission or finder’s fee by an entity (other than Landlord’s Broker and Tenant’s Broker) who claims or alleges that they were retained or engaged by the first party or at the request of such party in connection with this Second Amendment. Landlord and Tenant shall keep the terms and conditions confidential and may not share with any other third party brokers or tenants.

10. No Other Change. Except as otherwise expressly set forth in this Amendment, all of the terms and conditions of the Lease remain unchanged and in full force and effect.

[Remainder of Page Intentionally Left Blank;
Signatures on Subsequent Page]

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IN WITNESS WHEREOF, the parties have duly executed and delivered this Second Amendment as of the day and year set forth above.

LANDLORD:

AGP SORRENTO BUSINESS COMPLEX, L.P.,
a Delaware limited partnership

By:	Parallel Capital Partners, Inc., a California corporation, its authorized agent

By:
Name:
Title:

TENANT:

AETHLON MEDICAL, INC.,
a Nevada corporation

By:	/s/ James A. Joyce
Name:	James A. Joyce
Title:	Chief Executive Officer

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